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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to us under the heading "Financial Statements and Experts" in the Proxy Statement and the Prospectus constituting parts of this registration statement on Form N-14 (the "Registration Statement"). We also consent to the references to us under the headings "Independent Accountants" and "Experts" in the Morgan Stanley Dean Witter World Wide Income Trust's (the "Fund") Statement of Additional Information dated February 6, 1998 and to the reference to us under the heading "Financial Highlights" in the Fund's Prospectus dated February 6, 1998 which Statement of Additional Information and Prospectus have been incorporated by reference into this Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Experts" in Morgan Stanley Dean Witter Global Short-Term Income Fund Inc.'s Statement of Additional Information dated February 10, 1998 and to the reference to us under the heading "Financial Highlights" in that fund's Prospectus dated February 10, 1998 which Statement of Additional Information and Prospectus have been incorporated by reference into this Registration Statement.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
November 2, 1998